UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2005

P-Com, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Note and Warrant Purchase Agreement that the Registrant entered into on November 3, 2004 (the "Purchase Agreement"), on June 30, 2005, the Registrant issued a promissory note in the principal amount of $500,000 (the "Note"). In connection with the issuance of the Note, on the same date, the Registrant also issued a warrant to purchase 80,000 shares of the Registrant’s Common Stock at an initial purchase price of $1.50 per share and a term of five years (the "Note Warrant"). Aggregating the other promissory notes that the Registrant has issued under the Purchase Agreement (the "Other Notes"), the Registrant has issued $5,000,000 in promissory notes under the Purchase Agreement.

The Note is payable in seven equal quarterly installments and shall bear interest at an interest rate equal to eight percent (8%) per annum, increasing to ten percent (10%) on April 1, 2006 through the maturity date, December 31, 2006. The principal and interest payments due may be paid in either shares of the Registrant's common stock, cash or a combination of both. The number of shares of common stock that may be used to pay the quarterly installments is capped at 6,000,000 shares of common stock.

Under the terms of the Note, in the event that the Registrant shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing, or a proceeding shall be commenced regarding the Registrant, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Registrant or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Registrant or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Registrant and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days, then the outstanding principal balance and accrued interest shall be automatically due and payable.

Except for the amounts outstanding under the Credit Facility, dated September 17, 2004, from Silicon Valley Bank (the "Credit Facility"), which amount shall not exceed $2,500,000, all amounts due under the Note and Other Notes are subordinate to all amounts due under the terms of the Credit Facility.

See also Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2005, the Registrant issued the Note Warrant, entitling the holder to purchase 80,000 shares of the Registrant’s Common Stock at an initial purchase price of $1.50. The Note Warrant was issued in connection with the issuance of the Note.

On June 30, 2005, the Registrant also issued a warrant to purchase 500,000 shares of the Registrant’s Common Stock at an initial purchase price of $0.20 (the "Amortization Warrant"). The Amortization Warrant was issued in consideration for the agreement of the holder of the Other Notes to defer payment of approximately $225,100 of the June 30, 2005 required amortization payment (the "Second Amortization Payment"), and add the unpaid Second Amortization Payment to the total principal amount outstanding under the Other Notes.

The Note Warrant and the Amortization Warrant (collectively, the "Warrants") have a five-year term, and contain standard and customary registration rights and anti-dilution provisions. In addition, the Warrants allow for a cashless exercise and also disallow the holder from exercising the Warrants if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) more than 9.9% of all of the Common Stock outstanding at such time. The holder may waive this provision by providing the Registrant with sixty-one (61) days notice.

On June 30, 2005, the Registrant issued to the holder of the Other Notes 209.201 shares of the Registrant’s Series F Convertible Preferred Stock (the "Series F Preferred"), representing a face value of $2,092,010 and convertible into 4,184,020 shares of Common Stock, in consideration for partial payment of principal and accrued interest required to be paid under the terms of the Other Notes.

No underwriters were involved in the foregoing stock transactions. The securities issued in connection with each of the above transactions were issued private transactions, in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, because each offering was a non-public offering to accredited investors.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-Com, Inc.

July 5, 2005	By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Chief Restructuring Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Promissory Note, dated June 30, 2005, by and between P-Com, Inc. and Holder.
10.1	Warrant, dated June 30, 2005, by and between P-Com, Inc. and Holder.
10.2	Warrant, dated June 30, 2005, by and between P-Com, Inc. and Holder.